REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of this 7th day of September, 2006 by and between Baywood International, Inc., a Nevada corporation (the “Company”), and the undersigned investor who has executed a Subscription Agreement dated the date hereof with the Company.

The parties hereby agree as follows:

1.    Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

“Bridge Investors” means the Investor and those other purchasers of the Senior Convertible Notes and the Warrants pursuant to the Subscription Agreements.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Common Shares” means shares of the Company’s common stock, par value $0.001, and any securities into which such shares may hereinafter be reclassified.

“Investor” means the undersigned investor or permitted transferee of such Investor who is a subsequent holder of any Registrable Securities.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus which is permitted to be so incorporated by reference in accordance with the rules and regulations of the SEC.

“Qualified Placement” means a debt or equity financing or series of debt or equity financings in which the Company receives at least $7,000,000 of gross proceeds. In the event the Company completes a Qualified Placement, each subsequent financing or series of financings that would otherwise be considered a Qualified Placement based on this definition shall not be considered a Qualified Placement for purposes of this Agreement.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means (i) the Common Shares issuable upon any exercise of the Warrants; (ii) any other securities issued or issuable with respect to or in exchange for Registrable Securities; and (iii) any securities issued or issuable with respect to such securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization with respect to any of the securities referenced above; provided, that, a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act; or (B) such security becoming eligible for sale by the Investor pursuant to Rule 144(k).

“Registration Statement” means any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, including pre- and post-effective amendments and supplements to such Registration Statement and all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement which is permitted to be so incorporated by reference in accordance with the rules and regulations of the SEC. For clarification, a Demand Registration Statement (as defined in Section 2(a)(i)) and a Piggy-Back Registration Statement (as defined in Section 2(a)(ii)) shall each be considered a Registration Statement under this definition.

“Required Investors” means the investors (including the Investor) holding a majority of the Registrable Securities.

“SEC” means the U.S. Securities and Exchange Commission.

“Senior Convertible Notes” means the Senior Convertible Notes issued pursuant to the Subscription Agreements.

“Subscription Agreements” means those certain agreements dated as of the date of this Agreement by and between Baywood International, Inc. and the Bridge Investors.

“Warrants” means the Warrants issued pursuant to the Subscription Agreements which are exercisable into Common Shares.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.    Registration.

(a)    Registration Statements.

(i)    Demand Registration. In the event that (1) a Qualified Placement in which the Company agrees to register with the SEC one or more securities issued in such Qualified Placement does not occur on or prior to the date that is one-hundred and eighty (180) days after the date of this Agreement, (2) the Company does not satisfy in a timely manner its obligations to investors in a Qualified Placement to register with the SEC all securities issued to investors in such Qualified Placement, including without limitation its obligations to file a registration statement with the SEC and to cause it to be declared effective, (3) the Company does not satisfy its obligations under Section 2(a)(ii) below, or (4) the Investor is not able to sell all of its Registrable Securities because of an underwriter cutback described in Section 2(a)(iv) below (each such event being a “Demand Triggering Event”), as soon as practicable (but in any case within sixty (60) days of the first occurrence of a Demand Triggering Event) (the “Filing Deadline”), the Company shall prepare and file with the SEC a Registration Statement covering the resale of the Registrable Securities in an amount at least equal to the number of Registrable Securities (the “Demand Registration”). Such Registration Statement (the “Demand Registration Statement”) shall include the plan of distribution attached hereto as Exhibit A. The Demand Registration Statement also shall cover, to the extent allowable under the 1933 Act, such indeterminate number of additional Common Shares resulting from share splits, share dividends or similar transactions with respect to the Registrable Securities. The Demand Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investor and its counsel prior to its filing or other submission. Notwithstanding the foregoing, the Company shall not be required to (A) file the Demand Registration Statement if the Company had completed the registration of securities in connection with an underwritten public offering that the Investor could have joined in accordance with Section 2(a)(ii) below within the prior one-hundred and eighty (180) days or (B) file more than one Registration Statement under this Section 2(a)(i) unless the Investor is not able to dispose of all of its shares because of the provisions set forth in Section 2(a)(iii) below.

(ii)    Piggyback Registration. If the Company proposes to register with the SEC any of its stock or other securities under the 1933 Act (other than a registration pursuant to a Registration Statement on Form S-8) (a “Piggy-Back Registration”), it will give written notice to Investor and each of the other Bridge Investors at least twenty (20) days before the initial filing with the SEC of the related Registration Statement (a “Piggy-Back Registration Statement”). The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as the Investor and such other Bridge Investors may request. The Investor and each of the other Bridge Investors desiring to have Registrable Securities registered under this Section 2(a)(ii) shall advise the Company in writing within ten (10) days after the date of receipt of such offer from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number or amount of Registrable Securities for which registration is so requested, and shall use its reasonable best efforts to effect registration of such Registrable Securities under the 1933 Act. The Piggy-Back Registration Statement shall include the plan of distribution attached hereto as Exhibit A. The Piggy-Back Registration Statement also shall cover, to the extent allowable under the 1933 Act, such indeterminate number of additional Common Shares resulting from share splits, share dividends or similar transactions with respect to the Registrable Securities. The Piggy-Back Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investor and its counsel prior to its filing or other submission. The Company will not hereafter enter into any agreement that is inconsistent with the rights of Investor under this Agreement, including without limitation any agreement that is inconsistent with the provisions of this Section 2(a)(ii).

(iii)    Underwriter Cutback—Demand Registration. In connection with the Demand Registration, if the Required Investors request that the sale of their Registrable Securities be effected through an underwritten public offering with a managing underwriter approved by the Required Investors and such managing underwriter advises the Company in writing that, in its opinion, the number of securities to be included in such offering is greater than the total number of securities which can be sold therein without having a material adverse effect on the distribution of such securities or otherwise having a material adverse effect on the marketability thereof (the “Maximum Number of Securities”), then the Company shall include in such Demand Registration the Registrable Securities that those investors participating in such offering (the “Participating Demand Holders”) have requested to be registered thereunder only to the extent the number of such Registrable Securities does not exceed the Maximum Number of Securities. If such amount exceeds the Maximum Number of Securities, the number of Registrable Securities included in such Demand Registration shall be allocated among all the Participating Demand Holders on a pro rata basis (based on the number of Registrable Securities held by each Participating Demand Holder).

(iv)    Underwriter Cutback—Piggy-Back Registration. If a Piggy-Back Registration relates to an underwritten public offering and the managing underwriter of such proposed public offering advises the Company in writing that, in its opinion, the amount of Registrable Securities requested to be included in the Piggy-Back Registration in addition to the other securities being registered by the Company would be greater than the Maximum Number of Securities then: (A) in the event Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration first, the securities the Company proposes to register and second, the securities of all other selling security holders (including the Investor) to be included in such Piggy-Back Registration in an amount which together with the securities the Company proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such selling security holders on a pro rata basis (based on the number of securities of the Company proposed to be sold in the Piggy-Back Registration by each such selling security holder); and (B) in the event any holder of securities of the Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration first, the securities such initiating security holder proposes to register, second, the securities of any other selling security holders (including the Investor), in an amount which together with the securities the initiating security holder proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such other selling security holders on a pro rata basis (based on the number of securities of the Company proposed to be sold in the Piggy-Back Registration by each such other selling security holder) and third, any securities the Company proposes to register, in an amount which together with the securities the initiating security holder and the other selling security holders propose to register, shall not exceed the Maximum Number of Securities.

(b)    Expenses. The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, fees and expenses of one counsel to the Required Investors and the Investor’s reasonable expenses in connection with the registration, but excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold but only to the extent that the Required Investors approve any managing underwriter for the sale of its Registrable Securities.

(c)    Effectiveness.

(i)    The Company shall use reasonable best efforts to have the Registration Statement declared effective as soon as practicable, and in any case no later than sixty (60) days following its filing with the SEC. The Company shall notify the Investor by facsimile or e-mail as promptly as practicable (with a copy provided to the Investor by U.S. mail), and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall as soon as reasonably practicable provide the Investor with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(ii)    Notwithstanding anything to contrary, for not more than sixty (60) consecutive days or for a total of not more than ninety (90) days in any twelve (12) month period (provided, however, the no such delay, suspension or withdrawal shall be permitted for consecutive sixty-day periods arising out of the same set of facts, circumstances or transactions), the Company may delay, suspend the use of, or withdraw any Registration Statement or qualification of Registrable Securities if the Company in good faith determines that any such Registration Statement, or the use thereof, would materially and adversely affect any material corporate event or would otherwise require disclosure of nonpublic information which the Company determines, in its reasonable judgment, is not in the best interests of the Company at such time (an “Allowed Delay”); provided, that the Company shall promptly (a) notify the Investor in writing of the existence of (but in no event, without the prior written consent of the Investor, shall the Company disclose to the Investor any of the facts or circumstances regarding) the event giving rise to an Allowed Delay, provided that the Company shall not be required to disclose material nonpublic information to the Investor; (b) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay; and (c) use reasonable best efforts to terminate an Allowed Delay as promptly as practicable.

3.    Company Obligations. The Company will use reasonable best efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a)    use reasonable best efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144(k) (the “Effectiveness Period”);

(b)    prepare and file with the SEC such amendments, prospectus supplements or post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c)    provide copies to and permit counsel designated by the Required Investors to review each Registration Statement and all amendments and supplements thereto no fewer than ten (10) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects based upon such counsel’s belief that such Registration Statement is not in compliance with applicable laws, rules or regulations or contains a material misstatement or omission;

(d)    furnish to the Investor and any legal counsel designated by the Required Investors (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any such Registration Statement which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by the related Registration Statement;

(e)    use reasonable best efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(f)    use reasonable best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(g)    immediately notify the Investor, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event or the passage of time as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such holder, promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such Prospectus or the Registration Statement as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(h)    otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder;

(i)    with a view to making available to the Investor the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investor to sell Common Shares to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to the Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, and (B) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration;

(j)    if requested by the Required Investors, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(k)    cooperate with the Investor to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall, if required under the terms of this Agreement, be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Investor may request; and

(l)    prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the Investor in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Investor requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

4.    Due Diligence Review; Information. The Company shall make available, during normal business hours, upon reasonable request, for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), all financial and other records, all filings with the SEC, and all other documents respecting the Company, its assets, its properties or its business (including without limitation minute books, corporate records, financial statements, contracts, permits, licenses, approvals, technical or engineering reports, and any title opinions or valuations which the Company has obtained) as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them) to the extent not publicly available on EDGAR or the Company’s website, prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

Notwithstanding any of the foregoing, nothing herein shall obligate the Company to provide to the Investor, or any advisors or representatives or underwriters, any material nonpublic information. The Company shall not disclose material nonpublic information to the Investor, or to advisors to or representatives of the Investor, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and the Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

5.    Obligations of the Investor.

(a)    The Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least fifteen (10) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify the Investor of the information the Company requires from the Investor if the Investor elects to have any of the Registrable Securities included in the Registration Statement. The Investor shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Investor elects to have any of the Registrable Securities included in the Registration Statement.

(b)    The Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c)    The Investor agrees that, upon receipt of any notice (which may be oral as long as written notice is provided by the next day) from the Company of the commencement of an Allowed Delay pursuant to Section 2(c)(ii), the Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until otherwise notified in writing by the Company or until the Investor’s receipt of the copies of the supplemented or amended prospectus filed with the SEC and until any related post-effective amendment is declared effective and, if so directed by the Company and the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

(d)    The Investor may not use any confidential information received by it pursuant to this Agreement or its Subscription Agreement in violation of the 1934 Act or other applicable state or federal securities law or reproduce, disclose, or disseminate such information to any other person (other than his or her attorneys, agents and representatives having a need to know, and then only if they expressly agree to be bound hereby), unless such information has been made available to the public generally (other than by such recipient in violation hereof) or such recipient is required to disclose such information by a governmental body or regulatory agency or by law in connection with a transaction that is not otherwise prohibited hereby, and then only after reasonable notice to the Company and it has been provided a reasonable opportunity to object to such disclosure, with the reasonable cooperation and assistance of such Investor.

6.    Indemnification.

(a)    Indemnification by the Company. The Company will indemnify and hold harmless the Investor, and each of their respective officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (iv) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Investor’s behalf and will reimburse such Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Investor in writing specifically for use in such Registration Statement or Prospectus, or to the extent that such information relates to the Investor or the Investor’s proposed method of distribution of Registrable Securities and was reviewed and approved by the Investor in writing for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Investor has approved Exhibit A hereto for this purpose), or in the case of an occurrence of an Allowed Delay or of an event of the type specified in Section 3(g), the use by the Investor of an outdated or defective Prospectus after the Company has notified the Investor in writing that the Prospectus is outdated or defective and prior to the receipt by the Investor of an amended or supplemented Prospectus, but only if and to the extent that following the receipt of such amended or supplemented Prospectus the misstatement or omission giving rise to such liability would have been corrected.

(b)    Indemnification by the Investor. The Investor agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, shareholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission is contained in any information furnished in writing by the Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto, or to the extent that such information relates to such Investor’s proposed method of distribution of Registrable Securities and was reviewed and approved by the Investor in writing for use in the Registration Statement (it being understood that the Investor has approved Exhibit A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or in the case of an occurrence of an Allowed Delay or an event of the type specified in Section 3(g), the use by the Investor of an outdated or defective Prospectus after the Company has notified the Investor in writing that the Prospectus is outdated or defective and prior to the receipt by the Investor of an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the amended or supplemented Prospectus the misstatement or omission giving rise to such liability would have been corrected. In no event shall the liability of the Investor be greater in amount than the dollar amount of the proceeds received by the Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)    Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification; and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses; or (b) the indemnifying party shall have failed to assume the defense of such claim and/or employ counsel reasonably satisfactory to such person; or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)    Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Investor, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The parties agree that it would be unjust and inequitable if the respective obligations of the Company and the Investor for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this paragraph (d). No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of the Investor be greater in amount than the dollar amount of the proceeds received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

7.    Miscellaneous.

(a)    Other Registration Rights. The Company acknowledges that, in the event that the Investor converts its Senior Convertible Notes into other securities of the Company (the “Qualified Placement Securities”) pursuant to the terms of the Senior Convertible Notes, the Investor will receive the benefits of any Registration Rights Agreement or similar agreements entered into by the Company in connection with the placement of the Qualified Placement Securities.

(b)    Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Required Investors, provided that no amendment to this Agreement that is adverse to the Investor shall be made without the Investor’s written consent. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written waiver or consent to such amendment, action or omission to act, of the Required Investors, provided that no such action or omission that is adverse to the Investor shall occur without the Investor’s written consent.

(c)    Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered, sent by facsimile in the case of notice to the Company only, or sent by registered or certified mail or Federal Express or other nationally recognized overnight delivery service. Any notices shall be deemed given upon the earlier of the date when received at, the day when delivered via facsimile or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address set forth below, unless such address is changed by notice to the other party hereto:

To the Company:

Baywood International, Inc.
14950 North 83rd Place
Suite 1
Scottsdale, Arizona 85260
Attn: Chief Executive Officer
Facsimile: (480) 483-2168

To the Investor: As set forth on the signature page of its Subscription Agreement.

(d)    Assignments and Transfers by Investor. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investor and its successors and assigns. The Investor may transfer or assign, in whole or from time to time in part, to one or more persons, which shall be an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended under the 1933 Act, and which shall agree in writing to be bound by the terms and conditions of this Agreement, an executed counterpart of which shall be furnished to the Company, its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that the Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

(e)    Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Required Investors, after notice duly given by the Company to the Investor if such surviving, successor or other corporation is able to fulfill in a timely manner the Company’s obligations under this Agreement.

(f)    Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(g)    Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

(h)    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(i)    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(j)    Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(k)    Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(l)    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, in each case located in the City of New York, Borough of Manhattan, for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[Company Signature Page]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

BAYWOOD INTERNATIONAL, INC.

By:
Name:
Title:

[Investor Signature Page]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

Name of Investor:

Signature of Investor (if individual):

Signature of Investor (if an entity):

By:
Name:
Title:

 Exhibit A

Plan of Distribution

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling common shares or interests in common shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their common shares or interests in common shares on any stock exchange, market or trading facility on which the common shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of common shares or interests therein:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- short sales effected after the date of this prospectus;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

- broker-dealers may agree with the selling shareholders to sell a specified number of such common shares at a stipulated price per common share;

- a combination of any such methods of sale; and

- any other method permitted pursuant to applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the 1933 Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the common shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholders may also sell our common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common shares offered by them will be the purchase price of the common shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the 1933 Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common shares or interests therein may be "underwriters" within the meaning of Section 2(11) of the 1933 Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the 1933 Act. Selling shareholders who are "underwriters" within the meaning of Section 2(11) of the 1933 Act will be subject to the prospectus delivery requirements of the 1933 Act.

To the extent required, our common shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the 1933 Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the 1933 Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the 1933 Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement and (2) the date on which the shares (other than shares held by our Affiliates) may be sold pursuant to Rule 144(k) of the 1933 Act.